EXECUTION VERSION 1 AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of May 31, 2024 (the “Effective Date”), by and among DZS Inc., a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Investors” and each individually, an “Investor”). WHEREAS, the Company and the Investors are parties to a Warrant Agreement, dated as of December 29, 2023, and a Warrant Agreement, dated as of May 31, 2024 (collectively, the “Warrant Agreements”), pursuant to which the Investors are subscribed for, in the aggregate, 12,200,000 shares of Common Stock (as defined below) of the Company; WHEREAS, on December 29, 2023, the Company and the Investor entered into that certain Registration Rights Agreement (the “Original Registration Rights Agreement”); and WHEREAS, in connection with the consummation of the transactions contemplated by the Warrant Agreements, and pursuant to the terms of the Warrant Agreements, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below. NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows: 1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company). “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time. “Common Stock” means the common stock, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

2 “Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise. “Demand Registration” has the meaning set forth in Section 2(a). “DNI Holder” means a holder of DNI Registrable Securities. “DNI Registrable Securities” means shares of Common Stock that are registrable under the DNI Registration Rights Agreement. “DNI Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 9, 2016, between the Company and DASAN Networks, Inc., a company incorporated under the laws of Korea, as such agreement may be amended, restated or amended and restated from time to time, including to add additional holders of registrable securities thereunder. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction. “Investors” has the meaning set forth in the preamble. “Long-Form Registration” has the meaning set forth in Section 2. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Piggyback Registration” has the meaning set forth in Section 3(a). “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post- effective amendments and all material incorporated by reference in such prospectus or prospectuses. “Warrant Agreement” has the meaning set forth in the recitals. “Registrable Securities” means (a) any shares of Common Stock held by the Investors, which shares were received upon the exercise of a Warrant under the Warrant Agreements, or

3 shares of Common Stock issuable upon the exercise of a Warrant under the Warrant Agreements with respect to any remaining Warrant Shares (as defined in the Warrant Agreements) by the Investors at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding. “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post- effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement. “Restatement” means collectively, (a) the review by the Audit Committee of the Company’s Board of Directors of the Company’s accounting for revenue recognition and the extent to which these matters affect the Company’s internal controls over financial reporting, in each case as described in the Company’s filings with the Commission, including the Current Report on Form 8-K filed with the Commission on November 9, 2023, (b) the determination by the Audit Committee of the Board of Directors that the Company’s previously issued (i) unaudited condensed consolidated financial statements as of and for each of the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022 and (ii) audited condensed consolidated financial statements as of and for the year ended December 31, 2022, should no longer be relied upon and should be restated due to accounting errors, and (c) the Company’s restatement of the foregoing financial statements and the notes thereto in amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022, and amendment of, among other related disclosures, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the applicable periods in the foregoing reports, together with any other restatement determined by the Audit Committee of the Board of Directors pursuant to the review described in paragraph (a) hereof. “Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

4 “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time. “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6. “Short-Form Registrations” has the meaning set forth in Section 2(a). 2. Demand Registration. Following request by the Investors, which request shall not be earlier than ten days after the date on which (i) the Company shall have completed the Restatement and (ii) is current with respect to the filing with the Commission of all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the Company will be obligated to file a registration statement on (1) Form S-3, if the Company is eligible to file a registration statement on Form S-3 or (2) if the Company is not eligible to file a registration statement on Form S-3, on Form S-1 or any other available registration statement form covering the public sale of Registrable Securities, and the Company will cause such shares to be registered under the Securities Act in accordance with the following provisions of this Section 2 (such registration statement contemplated by this clause (2), a “Long-Form Registration”); provided, however, that if the Investors request a Long-Form Registration, each Investor included in the applicable Registration Statement shall bear and promptly reimburse the Company for such Investor’s pro rata share (based on the number of Registrable Securities held by such Investor compared to the Registrable Securities of all Investors included in the applicable Registration Statement) of the Company’s legal, auditor, financial printer and Commission registration fees and expenses; provided, further, that (A) the Investors shall not be responsible for any auditor fees for audited financial statements or otherwise to the extent required separately by the Company’s particular reporting requirements that are not related to the requirements involved in the preparation or filing of the applicable Form S-1 or other registration statement, (B) the Investors’ reimbursement of fees of the Company’s legal counsel shall not exceed $50,000, and (C) the Investors shall be entitled to engage, at their sole cost and expense, separate legal counsel to represent the Investors in connection with the review of the Form S-1 or other registration statement. (a) The Company shall use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3, the holders of Registrable Securities shall have the right to request an unlimited number of registrations of their Registrable Securities on Form S-3 or any similar short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”); provided, however, that the Company shall in no event be required to effect more than (i) two Short-Form Registrations in any 12- month period or (ii) one Long-Form Registration. Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable

5 Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within 45 days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. (b) The Company shall not be obligated to effect any Demand Registration within 30 days after the effective date of a previous Demand Registration or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register Registrable Securities and sold all of the Registrable Securities requested to be included therein. The Company may postpone for up to 45 days during any period of 12 consecutive months the filing or effectiveness of a Registration Statement for a Demand Registration, or otherwise suspend the registration rights of the Investors hereunder and/or require the Investors to suspend use of any resale prospectus included in any registration statement if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration, registration rights or use of any such prospectus would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any period of 12 consecutive months. (c) If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in its notice to the other holders of Registrable Securities. If a requested Demand Registration involves an underwritten offering, the holders of a majority of the Registrable Securities initially requesting such Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. (d) Except for DNI Registrable Securities, the Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration, which consent shall not be unreasonably withheld or delayed. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock

6 proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the holders of Registrable Securities and the DNI Holders propose to sell, allocated pro rata among all such holders on the basis of the number of Registrable Securities or DNI Registrable Securities owned by each such holder (on a fully diluted, as converted basis) or in such manner as they may otherwise agree, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder. 3. Piggyback Registration. (a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement. (b) If a Piggyback Registration is initiated as an underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, including the DNI Holders, and the holders of Registrable Securities pursuant to this Agreement, allocated pro rata among all such holders on

7 the basis of the number of Registrable Securities or other registrable securities, including the DNI Registrable Securities, owned by each such holder (on a fully diluted, as converted basis) or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than Persons with such contractual, incidental registration rights), allocated among such holders in such manner as they may agree. (c) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the managing underwriter or underwriters in connection with such offering. 4. Lock-up Agreement. Each holder of Registrable Securities agrees that in connection with any public offering of the Company’s Common Stock or other equity securities, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the 30 days prior to the effective date of such registration and ending on the date specified by such managing underwriter, (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a) or Section 3(a), and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company and all stockholders owning more than 10% of the Company’s outstanding Common Stock are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing, or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permits any discretionary waiver or termination of the restrictions of such lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Common Stock. 5. Registration Procedures. If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable: (a) Subject to Section 2(a), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

8 (b) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; (c) Within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel; (d) Notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; (e) Furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller; (f) Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f); (g) Notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (h) Make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of

9 the Company, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; (i) Provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration; (j) Use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities; (k) In connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities); (l) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act; (m) Furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings; (n) Without limiting Section 5(f) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof; (o) Notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

10 (p) Advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; (q) Permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and (r) Otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby. 6. Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder. 7. Indemnification. (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state

11 securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. (b) In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict

12 with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. (d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person. 8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or

13 warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7. 9. Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), from and after the date on which (i) the Company shall have completed the Restatement and (ii) is current with respect to the filing with the Commission of all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the Company shall: (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) Use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and (c) Furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration. 10. Preservation of Rights. Except with respect to the DNI Registration Rights Agreement, the Company shall not (a) grant any registration rights to third parties which are more favourable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement. 11. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination. 12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at

14 the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12). If to the Company: DZS Inc. 5700 Tennyson Pkwy, Ste. 400 Plano, TX 75024 Attention: Justin Ferguson Email: justin.ferguson@dzsi.com With a copy to: Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201-2980 Attention: Preston Bernhisel Email: preston.bernhisel@bakerbotts.com If to any Investor, to such Investor’s address as set forth in the register of stockholders maintained by the Company. 13. Entire Agreement. This Agreement, together with the Warrant Agreements and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Warrant Agreements, the terms and conditions of this Agreement shall control. 14. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. 15. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. 16. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 17. Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any

15 failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 18. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 19. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. 20. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 21. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and

16 (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 21. 22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. 23. Amendment and Restatement. This Agreement amends and restates in its entirety the Original Registration Rights Agreement, which shall be of no further force or effect as of the date hereof. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Amended and Restated Registration Rights Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement on the Effective Date. INVESTOR: EdgeCo, LLC, a Wyoming limited liability company /Robert Binkele/ By: Robert Binkele Its: Manager COMPANY: DZS Inc., a Delaware corporation /Justin Ferguson/ By: Justin Ferguson Its: Chief Legal Officer

SCHEDULE A INVESTOR LIST 1. EdgeCo, LLC, a Wyoming limited liability company